Exhibit 99.1
AMENDMENT NUMBER THREE TO CREDIT AGREEMENT
     This Amendment Number Three to Credit Agreement (“Amendment”) is entered into as of April 27, 2009, by and among WELLS FARGO FOOTHILL, INC., a California corporation, as Agent (the “Agent”) for the Lenders set forth in the signature pages hereof (the “Lenders”) and the Lenders, on the one hand, and BOOKHAM, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), on the other hand, with reference to the following facts:
     A. Agent, Lenders and Borrowers have previously entered into that certain Credit Agreement, dated as of August 2, 2006 (as amended, supplemented, amended and restated, or otherwise modified, the “Agreement”).
     B. Borrowers, Agent and Lenders desire to amend the Agreement as provided for and on the conditions herein.
     NOW, THEREFORE, Borrowers, Agent and Lenders hereby amend and supplement the Agreement as follows:
1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the agreement unless specifically defined herein.
2. AMENDMENTS TO THE AGREEMENT.
     (a) Section 2.6(b) of the Agreement is hereby amended to read as follows:
(b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 3.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.
     (b) Section 3.3 of the Agreement is hereby amended to read as follows:
3.3 Term. This Agreement shall continue in full force and effect for a term ending on August 1, 2012 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.
     (c) Section 6.16 of the Agreement is hereby amended to read as follows:
(a) Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, less than 1.10 to 1.00 ; provided, however, that Borrowers shall only be required to satisfy the foregoing financial covenant in the event that they do not achieve Minimum Liquidity. For purposes of the preceding sentence, Agent will test Minimum Liquidity on the last day of each month during the term of this Agreement. Such test for any month will be based upon an average of the weekly Excess Availability and weekly Qualified Cash amounts for weeks ending during such month, which amounts will be based upon availability and cash balance reports delivered to Agent in accordance with the terms of this Agreement. In the event that Borrowers fail to achieve Minimum Liquidity as of any such monthly test, or fail to timely deliver the reports necessary to make such determination, or if a Default or Event of Default has occurred and is continuing, then Borrowers will be required to satisfy the Fixed Charge Coverage Ratio for the most recently completed fiscal quarter during which such failed monthly Minimum Liquidity test occurred and for each fiscal quarter thereafter until the Borrowers meet the Minimum Liquidity test for each month of an entire fiscal quarter. For purposes of this Section 6.16(a), Minimum Liquidity means that the sum of Excess Availability plus Qualified Cash is at least $30,000,000.
(b) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of $20,000,000, provided, however, that if the amount of the Capital Expenditures permitted to be made in any fiscal year is greater than the actual amount of the Capital Expenditures actually made in such fiscal year (such amount, the “Excess Amount”), then the lesser of (i) such Excess Amount and (ii) $10,000,000 (such lesser amount referred to as the “Carry-Over Amount”) may be carried forward to the next succeeding Fiscal Year (the “Succeeding Fiscal Year”); provided further that the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be used in that Fiscal Year until the amount permitted above to be expended in such Fiscal Year has first been used in full and the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be carried forward to another fiscal year.
     (d) The following definitions in Schedule 1.1 of the Agreement are hereby amended to read as follows:
“Base Rate” means, the greatest of: (i) 3.50%, (ii) the LIBOR Rate for a 90 day Interest Period as determined on the date of determination, plus 1.0%, and (iii) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.
“Base Rate Margin” means 3.50 percentage points.
“EBITDA” means, with respect to any fiscal period, the sum of:
(a) Parent’s and its Subsidiaries’ consolidated net earnings (or loss) for such period, plus
(b) without duplication, the sum of the following amounts for such period, to the extent such amounts were deducted in determining such consolidated net earnings (or loss) for such period: (i) interest expense, plus (ii) income tax expense, plus (iii) depreciation and amortization, plus (iv) cash restructuring charges actually incurred of not more than $8,500,000, to the extent incurred on or before April 30, 2010 with respect to the Avanex Merger, plus (v) non-cash extraordinary or unusual losses, plus (vi) non-cash impairment and non-cash charges related to the issuance of stock and options, minus
(c) without duplication, the sum of the following amounts, to the extent such amounts were included in determining such consolidated net earnings (or loss) for such period: (i) extraordinary or unusual gains, plus (ii) interest income.
“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the greater of: (i) 2.50% and (ii) the rate per annum determined by Agent by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Margin” means 3.50 percentage points.
     (e) Schedule 1.1 of the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
“Amendment Three” means that certain Amendment Number Three to Credit Agreement, dated as of April 27, 2009, by and between Agent and the Lenders, on the one hand, and Parent and Borrowers, on the other hand.
“Avanex Merger” has the meaning specified therefor in Amendment Three.
“Fixed Charges” means, with respect to any fiscal quarter and with respect to Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued during such period, (b) principal payments in respect of Indebtedness that are required to be paid during such period, and (c) all federal, state, and local income taxes accrued during such period.
“Fixed Charge Coverage Ratio” means, with respect to Parent for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) Fixed Charges for such period.
3. CONSENT TO MERGER.
     (a) Parent has informed Agent that Parent has previously formed Ultraviolet Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”) and, together with Merger Sub, has entered into that certain Agreement and Plan of Merger, dated as of January 29, 2009 and filed with the SEC on January 29, 2009 as an Exhibit to a Form 8-K Current Report (the “Avanex Merger Agreement”) with Avanex Corporation, a Delaware corporation (“Avanex”), pursuant to which Merger Sub will be merged with and into Avanex with Avanex as the surviving entity and a wholly owned subsidiary of Parent (the “Avanex Merger”).
     (b) Pursuant to the terms of the Credit Agreement, at the time any Obligor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Obligor shall (i) cause such new Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (ii) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (iii) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in Agent’s opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage) (such covenants, collectively, the “New Subsidiary Covenants”). Therefore, Parent should have complied with the New Subsidiary Covenants with respect to Merger Sub.
     (c) Pending the consummation of the Avanex Merger, Parent has requested that the Lender Group consent to the Avanex Merger and provide a limited extension for the compliance period with respect to the New Subsidiary Covenants for Merger Sub.
     (d) Notwithstanding any term or provision of the Credit Agreement to the contrary, including, without limitation, Section 5.16, the Lender Group hereby waives Parent’s compliance with the New Subsidiary Covenants (except as provided in clause (f) below), so long as the Avanex Merger is consummated on or before April 30, 2009 (the “Consummation Deadline”); provided that, in the event the Avanex Merger is not consummated by the

Consummation Deadline, such waiver shall continue to be effective so long as Parent and Borrowers perform and cause Merger Sub to perform each of the New Subsidiary Covenants within 15 days of the Consummation Deadline.
     (e) In addition to the foregoing, notwithstanding any term or provision of the Credit Agreement to the contrary, including, without limitation, Sections 6.3, 6.8 and 6.12, the Lender Group hereby consents to the Avanex Merger and agrees that the Avanex Merger shall not cause an Event of Default, subject to the satisfaction (or waiver) of each of the following conditions precedent and affirmative and negative covenants:
          (i) The Avanex Merger shall be subject to terms and conditions materially consistent (as determined by Agent, in its reasonable discretion) with the Avanex Merger Agreement;
          (ii) The date of consummation of the Avanex Merger (hereafter defined as the “Avanex Merger Date”) must occur on or before the Consummation Deadline;
          (iii) After giving effect to the waivers in clause 3(d) above and 5 below, no Default or Event of Default shall have occurred and be continuing or would result immediately after giving effect to the Avanex Merger;
          (iv) On or before the Avanex Merger Date, Agent shall have completed its legal due diligence with respect to the Avanex Entities and the Avanex Merger, including (1) receipt and review of consolidated and consolidating quarterly projections for Parent and its Subsidiaries for the 12 month period following the Avanex Merger Date which projections shall take into consideration the effects of the Avanex Merger, with the results of such review to be satisfactory to Agent, (2) review of Parent’s and its Subsidiaries’ corporate structure (taking into consideration the effects of the Avanex Merger) and capital structure (taking into consideration the effects of the Avanex Merger), with the results of such review to be satisfactory to Agent, (3) receipt and review of the final executed version of the Avanex Merger Agreement (and related documents) and the pro forma consolidated and consolidating financial statements of Parent’s and its Subsidiaries’ business (taking into consideration the effects of the Avanex Merger), in form and substance satisfactory to Agent with the results of such review to be satisfactory to Agent, and (4) receipt of UCC, tax lien, litigation and intellectual property searches (including foreign searches, as applicable) with respect to the Avanex Entities and Merger Sub the results of which shall be satisfactory to Agent;
          (v) On the Avanex Merger Date, Agent shall have received a certificate (dated as of the Avanex Merger Date) on behalf of Parent of an Authorized Person of Parent attaching true and correct copies of the Avanex Merger Agreement, with such certificate to certify on behalf of Parent that the attached document is a true and correct copy of such document and that such document remains in full force and effect and no Obligor that is a party thereto is in default in the performance of, or compliance with, any provisions thereof;
          (vi) No Indebtedness (other than Indebtedness permitted under Section 6.1 of the Agreement) will exist or be incurred as a result of the Avanex Merger, and no Liens that are not permitted under Section 6.2 of the Agreement will exist or be incurred as a result of the Avanex Merger;
          (vii) The consideration for the Avanex Merger shall consist solely of Parent Stock, except for cash payments in connection with fractional shares in accordance with the Avanex Merger Agreement;
          (viii) The failure to satisfy any of the conditions in clause (i) through (vii) above shall render the foregoing consent to the Avanex Merger ineffective and therefore the consummation of such Avanex Merger an Event of Default.
     (f) The failure by Obligors to satisfy any of the following conditions or covenants or, if applicable, the last sentence of clause (d) above within the prescribed time periods shall constitute an Event of Default:
          (i) On or before the date that is 15 days after the Avanex Merger Date (the “Avanex Delivery Deadline”), Agent shall have received copies of the Governing Documents of Avanex, as amended, modified, or supplemented as of the date of delivery;

          (ii) On or before the Avanex Delivery Deadline, Agent shall have received a certificate of status with respect to Avanex, dated within 10 days of the date of delivery, such certificate to be issued by the appropriate officer of Avanex’s jurisdiction of organization, which certificate shall indicate that Avanex is in good standing in such jurisdiction;
          (iii) On or before the Avanex Delivery Deadline, Agent shall have received a certificate of status with respect to Avanex, dated within 30 days of the date of delivery, such certificates to be issued by the appropriate officer of the jurisdictions (other than Avanex’s jurisdiction of organization) in which the failure of Avanex to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Avanex is in good standing in such jurisdictions;
          (iv) Within 2 Business Days of the Avanex Merger Date, Borrowers shall deliver to Agent a certificate of an Authorized Person of Parent attaching the Certificate of Merger issued by the Secretary of State of Delaware evidencing the consummation of the Avanex Merger;
          (v) On or before the Avanex Delivery Deadline, Agent, for the ratable benefit of the Lenders, shall have a perfected first priority Lien over all the assets of Avanex, subject only to Permitted Liens;
          (vi) On or before the Avanex Delivery Deadline, Parent and Borrowers shall cause Avanex to deliver to Agent’s counsel all documents that would be required following the Avanex Merger pursuant to the New Subsidiary Covenants, fully executed and in final form and Parent and Obligors shall enter into any amendments to the Loan Documents deemed necessary by Agent to take into account the effects of the Avanex Merger;
          (vii) On or before the Avanex Delivery Deadline, Borrowers shall deliver to Agent’s counsel updated schedules to the Loan Documents, as applicable; provided, that in no event may any schedule be updated in a manner that would reflect or evidence a Default or an Event of Default;
          (viii) Within 60 days of the Avanex Merger Date, Borrowers shall use their commercially reasonable best efforts to deliver to Agent a Collateral Access Agreement with respect to (1) Building A and Building E of 39611 and 39630 Eureka Boulevard, Newark, California, (2) Building C of 40949 Encyclopedia Circle, Fremont, California, (3) Building B of 40915 Encyclopedia Circle, Fremont, California, (4) 40919 Encyclopedia Circle, Fremont, California, and (5) any other facilities located within the United States where Avanex’s assets therein are valued at more than: (y) $250,000 in the aggregate for all such facilities or (z) $100,000 with respect to any individual facility;
          (ix) Within 60 days of the Avanex Merger Date, with respect to each Deposit Account and Securities Account maintained in the United States and owned by Avanex, Borrowers shall either (i) deliver to Agent the Cash Management Agreements and Control Agreements with respect to the relevant Deposit Account or Securities Account, each in form and substance satisfactory to Agent or (ii) cause the relevant Deposit Account and Securities Account to be closed and provide Agent satisfactory written evidence of such closure, it being understood that during the period commencing on the Avanex Merger Date and ending on the Avanex Delivery Deadline and notwithstanding Section 6.12, Avanex and its Subsidiaries may maintain balances in such Deposit Accounts and Securities Accounts; and
          (x) Within 15 days of the Avanex Merger Date, Borrowers shall deliver to Agent a fully executed copy of the deed of confirmation entered into by Bookham Technology PLC, Bookham Nominees Limited and Bookham, Inc., in favor of the Agent in relation to the English security granted pursuant to the Agreement together with board minutes and authorization certificates from each such company in form and substance satisfactory to the Agent.
     (g) The consent set forth herein shall be limited precisely as written and shall not be deemed to be (1) an amendment, waiver or modification of any other term or condition of the Agreement or (2) prejudice any right or remedy which the Lender Group may now or in the future have under or in connection with the Agreement.

4. REPRESENTATIONS AND WARRANTIES. Parent and each Borrower hereby affirms to Agent and Lenders that, after giving effect to the consents and waivers herein, all of such its representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.
5. WAIVER.
          (a) Lender hereby waives the 15 day prior written notice requirement set forth under Section 6.5 of the Agreement and consents to the change of the Merger Sub’s name so long as the Parent and Merger Sub shall provide any financing statements necessary to perfect Agent’s Liens within 2 Business Days of such name change.
          (b) Lender hereby waives the Event of Default under Section 7.2 of the Agreement as a result of Borrower’s violation of clause (iii) of Section 6.12 due to the fact that Bookham Switzerland held cash and Cash Equivalents in excess of $3,500,000 for the period commencing on January 18, 2008 and ending on April 15, 2009 (the “Waived Default”).
          (c) The waivers in this Section 5 shall become effective only in accordance with Section 7 hereof and then only in this specific instance and for the specific purposes set forth herein. The waivers in this Section 5 do not allow for any other or further departure from the terms and conditions of the Agreement, as amended hereby, or any of the other Loan Documents, which terms and conditions shall remain in full force and effect.
6. NO DEFAULTS. Parent and Borrowers hereby affirm to the Lender Group that no Event of Default has occurred and is continuing as of the date hereof.
7. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of the following: (i) delivery of the Amended and Restated Fee Letter (“ARFL”), (ii) payment of all fees due on or before the date of this Amendment as set forth in the ARFL, (iii) Agent shall have received completed reference checks (including compliance with Section 326 of the US Patriot Act) with respect to the Avanex Entities, the results of which are satisfactory to Agent in its sole discretion, and (iv) a fully executed copy of this Amendment.
8. COSTS AND EXPENSES. Borrowers shall pay to Agent all of Agent’s out-of-pocket costs and reasonable expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
9. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.
10. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.
[Signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and a Lender
By:	Patrick McCormack
Title: V.P.

S-1
Amendment Number Three to Credit Agreement

BOOKHAM, INC., a Delaware corporation, as Parent
By:	/s/ Jerry Turin
	Name:	Jerry Turin
	Title:	Chief Financial Officer

BOOKHAM TECHNOLOGY PLC, a limited liability company incorporated under the laws of England and Wales, as a Borrower
By:	/s/ Keith Border
	Name:	Keith Border
	Title:	Director and Company Secretary

NEW FOCUS, INC., a Delaware corporation, as a Borrower
By:	/s/ Jerry Turin
	Name:	Jerry Turin
	Title:	President

BOOKHAM (US), INC., a Delaware corporation, as a Borrower
By:	/s/ Jerry Turin
	Name:	Jerry Turin
	Title:	Treasurer

S-2
Amendment Number Three to Credit Agreement

REAFFIRMATION OF GUARANTY
     Each of the undersigned has executed a Continuing Guaranty, dated as of August 2, 2006 (the “Guaranty”), in favor of Wells Fargo Foothill, Inc., a California corporation (“Foothill”), as agent (in such capacity, the “Agent”) for the lenders (the “Lenders”) from time to time party to Agreement (as defined above) respecting the obligations of Bookham Technology, Plc, a limited liability company organized under the laws of England and Wales, New Focus, Inc., a Delaware corporation, and Bookham (US) Inc., a Delaware corporation (collectively, the “Borrowers”) owing to the Lenders. Each of the undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: (i) its Guaranty remains in full force and effect; (ii) nothing in such Guaranty obligates Agent or any Lender to notify any of the undersigned of any changes in the financial accommodations made available to the Borrowers or to seek reaffirmations of any of the Guaranties; and (iii) no requirement to so notify any of the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

BOOKHAM INTERNATIONAL LTD.,
Per:	/s/ Jerry Turin
Director/Attorney-in-Fact

BOOKHAM NOMINEES LIMITED, a company incorporated under the laws of England and Wales
By:	/s/ Catherine H. Rundle
	Name:	Catherine H. Rundle
	Title:	Secretary

1
Reaffirmation of Guaranty Amendment Number Three

IGNIS OPTICS, INC., a Delaware corporation
By:	/s/ Jerry Turin
	Name:	Jerry Turin
	Title:	President

BOOKHAM INC., a Delaware corporation
By:	/s/ Jerry Turin
	Name:	Jerry Turin
	Title:	Chief Financial Officer

BOOKHAM (CANADA) INC., a federally incorporated Canadian corporation
By:	/s/ Jerry Turin
	Name:	Jerry Turin
	Title:	President

2
Reaffirmation of Guaranty Amendment Number Three